Exhibit (10)-2a
                      EMPLOYMENT AGREEMENT


     THIS  EMPLOYMENT  AGREEMENT by and between WISCONSIN  ENERGY
CORPORATION, a Wisconsin corporation (the "Company"), and  GEORGE
E. WARDEBERG (the "Executive"), dated as of the 26th day of April, 2000.


                      W I T N E S S E T H

     WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of June 27, 1999, as amended (the "Merger Agreement"), among the Company, WICOR, Inc. and CEW Acquisition, Inc., WICOR, Inc.
has become a wholly-owned subsidiary of the Company; and

     WHEREAS, the Company further wishes to provide for the employment by it of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement:

     NOW, THEREFORE, it is hereby agreed as follows:

     1. Employment Period. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period (the "Employment Period") beginning at the Effective Time of Merger as defined in the Merger Agreement (the "Effective Time") and ending the last day of the 24th calendar month commencing on or immediately after the Effective Time.

     2.   Position and Duties.

          (a) The Executive shall serve as the Vice Chairman of the Board of Directors of the Company (the "Board") during the Employment Period, being consulted by the Chairman of the Board and providing advice to the Chairman with respect to the integration of the WICOR businesses with the Company and the Company's organizational structure, staffing and future business strategy, and with such duties and responsibilities as are customarily assigned to such position, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board or by the Chairman. The Executive shall be a member of the Board on the first day of the Employment Period and the Board shall propose the Executive for re-election to the Board throughout the Employment Period.

          (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

     3.   Compensation.

          (a) Base Salary. The Executive's compensation during the Employment Period shall be determined by the Board upon the recommendation of the Compensation Committee of the Board (the "Compensation Committee"), subject to the next sentence and Section 3(b). During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of not less than the greater of (i) his annual base salary from WICOR, Inc. as in effect immediately before the Effective Time or (ii) 90% of the base salary paid to the Chairman of the Board of the Company during such period. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed by the Compensation Committee for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

          (b) Incentive Compensation. During the Employment Period, the Executive shall participate in short-term incentive compensation plans and long-term incentive compensation plans (the latter to consist of plans offering stock options, restricted stock and other long-term incentive compensation, as adopted and approved by the Board or the Compensation Committee from time to time) providing him with an opportunity to earn short-term and long-term incentive compensation (the "Incentive Compensation") on a basis commensurate with other senior officers of the Company, subject to the next sentence hereof, provided that he shall receive an initial grant of non-qualified stock options covering 100,000 shares of Company stock as of the start of the Employment Period with an exercise price equal to the then fair market value, vesting over a 3-year period at the rate of one-third (_) of such shares each year, based on his continuation of service either as an officer or as a director of the Company, to be exercisable over a 5-year period, to the extent vested, after the later of his cessation of service as an officer or director of the Company. The Executive shall receive an annual award under such short-term incentive plans at least equal to 90% of the annual award made to the Chairman of the Board during the Employment Period (prorated for any period of participation in such plans which is for less than one full year, whether at the inception or on termination of the Employment Period) under such plans; provided, however, that in no event shall the award be less than an amount which when added to the Annual Base Salary is less on an annualized basis than the salary and bonus actually received by the Executive from WICOR, Inc. for the calendar year ending coincident with or immediately prior to the Effective Date.

          (c) Other Benefits. During the Employment Period and thereafter: (1) the Executive shall be entitled to participate in all applicable savings and retirement plans (including non-qualified supplemental executive retirement plans and specifically including Benefits A and B under the Company's Supplemental Executive Retirement Plan), practices, policies and programs of the Company to the same extent as other senior executives of the Company, (2) the Executive and/or the Executive's eligible dependents, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company, other than severance plans, practices, policies and programs but including, without limitation, medical, prescription, dental, disability, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs, and retiree welfare benefits on a basis commensurate with other long-term senior officers of the Company and (3) the Executive shall be entitled to past service credit under the Company's Supplemental
     Executive Retirement Plan (the "SERP"), Benefit A, calculated as if his participation in the Company's tax-qualified defined benefit pension plan had commenced on the first day of the month following his attainment of age 25 and as if the benefit formula under such pension plan for all periods before December 31, 1995 was the same as that in effect on December 31, 1995, and for all periods after December 31, 1995, pursuant to the actual benefit formula used in such pension plan (including the grandfathered minimum benefit provisions thereof), offset by the actuarial equivalent of any benefits payable to the Executive at age 65 or any later age at which such benefits commence from any qualified or non-qualified defined benefit pension plans of WICOR, Inc. Actuarial equivalency for this purpose shall be determined using the interest rate and mortality table then in use for determining optional forms of annuity under the Company's tax-qualified defined benefit pension plan, or, if Benefit A is to be payable in a lump sum, actuarial equivalency shall be determined by using the interest rate and mortality table referenced in Article VIII of the SERP.

          (d) Fringe Benefits. During the Employment Period, the Executive shall be entitled to receive fringe benefits on a basis commensurate with other senior officers of the Company.

     4.   Termination of Employment.

          (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period.
     "Disability" means that (i) the Executive has been unable, for the period specified in the Company's disability plan for senior executives, but not less than a period of 90 consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive is disabled within the meaning of the applicable disability plan for senior executives. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.


          (b)  Termination by the Company.

               (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" means the willful and continued failure of the Executive to substantially perform his duties under this Agreement (other than as a result of physical or mental injury) after the Board delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or illegal or gross misconduct by the Executive in connection with his employment by the Company, in either case that is willful and results in material and demonstrable damage to the business or the reputation of the Company. No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

               (ii) A  termination of the Executive's  employment
                    for Cause shall not be effective unless it is accomplished in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Special Board Meeting for Cause. The "Special Board Meeting for Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Cause, that takes place not less than 10 nor more than 20 business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the
                    Special Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting for Cause by affirmative vote of a majority of the entire membership of the Board, excluding employee directors, stating that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause and that such conduct constitutes Cause under this Agreement.

          (c)  Good Reason.

               (i)  The  Executive  may terminate employment  for
                    Good  Reason  or without Good Reason.   "Good
                    Reason" means:

                    A. the assignment to the Executive of any duties or responsibilities inconsistent in any respect with Section 2(a) of this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

                    B. any failure by the Company to comply with any provision of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

                    C.    any requirement by the Company that the
               Executive's services be rendered primarily at a location or locations other than the Milwaukee, Wisconsin general metropolitan area.

                    D.    any  failure by the Company  to  comply
               with   paragraph  (c)  of  Section  10   of   this
               Agreement; or

                    E.    any  other substantial breach  of  this
               Agreement by the Company that is not remedied by the Company promptly after receipt of notice thereof from the Executive.

               (ii) A  termination of employment by the Executive
                    for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the 5th business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

               (iii)       A   termination  of  the   Executive's
                    employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

          (d) The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

          (e) Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

     5.   Obligations of the Company Upon Termination.

          (a) Other Than For Cause, Death or Disability, or For Good Reason. If, during the Employment Period, the Company terminates the Executive's employment for any reason other than Cause, death or Disability, or the Executive terminates employment for Good Reason, the Company shall continue to provide the Executive with the compensation and benefits set forth in paragraphs (a), (b) and (c) of Section 3 and the continuing protection of Section 5(d) as if he had remained employed by the Company through the end of the Employment Period and then retired. The Incentive Compensation for such period shall be equal to the maximum Incentive Compensation that the Executive would have been eligible to earn for such period. In lieu of stock options, restricted stock and other stock-based awards, the Executive shall be paid cash equal to the fair market value (without regard to any restrictions) of the stock options, restricted stock and other stock-based awards that would otherwise have been granted. To the extent that any benefits described in
     Section 3(c) cannot be provided pursuant to the plan or program provided by the Company for its executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive and his family. Finally, during any period when the Executive is eligible to receive medical, prescription or dental benefits under another employer-provided plan, the benefits provided by the Company under this Section 5(a) may be made secondary to those provided under such other plan. In addition to the foregoing, any restricted stock outstanding on the Date of
     Termination and all options outstanding on the Date of Termination shall be fully vested and exercisable and shall remain in effect and exercisable until the end of the Employment Period (absent the prior death of the Executive) as if the Executive remained employed until then and shall thereafter remain exercisable in accordance with the applicable terms respecting retired employees. The payments and benefits provided pursuant to this Section 5(a) are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

          (b) Death and Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within 30 days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"):
     (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid;
     (2) an amount equal to the product of (A) the maximum annual bonus that the Executive would have been eligible to earn for the period during which such termination occurs, and (B) a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant period; and (3) any accrued but unpaid Incentive Compensation and vacation pay. The Company shall have no further obligations under this Agreement, except as specified in Section 5(d) which shall continue to apply and in Section 6 below.

          (c) By the Company For Cause; By the Executive Other Than For Good Reason. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay to the Executive the Annual Base Salary through the Date of Termination and all compensation and benefits payable to the Executive under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination. If the Executive voluntarily terminates employment during the Employment Period other than for Good Reason, the Executive shall have no liability to the Company for breach of this Agreement and the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below; provided that if such voluntary termination by the Executive occurs after completion of six months of service, but not otherwise, Section 5(d) shall also continue to apply.

          (d)  Certain Increase in Payments.

               (i) Notwithstanding any other provision of this Agreement, if any portion of any payment under this Agreement, or under any other agreement with or plan of the Company or its affiliates (in the aggregate "Total Payments"), would constitute an "excess parachute payment," Executive shall be paid an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive after deduction of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), any interest charges or penalties in respect of the imposition of such excise tax (but not any federal, state or local income tax, or employment tax) on the Total Payments, any federal, state and local income tax, employment tax, and excise tax upon the payment provided for by this paragraph (i) of
                    Section 5(d), shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's domicile for income tax purposes on the date the Gross-Up Payment is made, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

     (ii) For purposes of this Agreement, the terms "excess parachute payment" and "parachute payments" shall have the meanings assigned to them in Section 280G of the Code and such "parachute payments" shall be valued as provided therein. Present value for purposes of this Agreement shall be calculated in accordance with
          Section 1274(b)(2) of the Code (or any successor provision). Within 20 business days following notice from either party to the other of the belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in
          Section 280G of the Code, the Executive and the Company, at the Company's expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel ("National Tax Counsel") selected by the Company's independent auditors and reasonably acceptable to the Executive (which may be regular outside counsel to the Company), which opinion sets forth (i) the amount of the Base Period Income,
          (ii) the amount and present value of Total Payments and
          (iii) the amount and present value of any excess parachute payments. As used in this Agreement, the term "Base Period Income" means an amount equal to the Executive's "annualized includible compensation for the base period" as defined in Section 280G(d)(1) of the Code. For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of
          Section 280G(d)(3) and (4) of the Code (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Executive. The opinion of National Tax Counsel shall be addressed to the Company and the Executive and shall be binding upon the Company and the Executive. If such National Tax Counsel so requests in connection with the opinion required by this paragraph (ii) of Section 5(d), the Executive and the Company shall obtain the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive solely with respect to its status under Section 280G of the Code and the regulations thereunder. Within 5 days after the National Tax Counsel's opinion is received by the Company and the Executive, the Company shall pay (or cause to be paid) or distribute (or cause to distribute) to or for the benefit of Executive such amounts as are then due to Executive under this Agreement.

     (iii)In the event that upon any audit by the Internal Revenue Service, or by a state or local taxing authority, of the Total Payments or Gross-Up Payment, a change is finally determined to be required in the amount of taxes paid by Executive, appropriate adjustments shall be made under this Agreement such that the net amount which is payable to the Executive after taking into account the provisions of
          Section 4999 of the Code shall reflect the intent of the parties as expressed in paragraph (i) above, in the manner determined by the National Tax Counsel.

     (iv) The Company agrees to bear all costs associated with, and to indemnify and hold harmless, the National Tax Counsel of and from any and all claims, damages, and expenses resulting from or relating to its determinations pursuant to paragraphs (ii) and (iii) above, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.

     6. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor, subject to Section 11(f), shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. However, the Key Executive Employment and Severance Agreement between WICOR, Inc. and the Executive dated as of July 1, 1997 is expressly terminated as a result of the execution of this Agreement and the Executive hereby waives all rights thereunder. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Incentive Compensation, the SERP (including the SERP benefits described in Section 3(c)(1) and (3)), or any other plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

     7. Full Settlement. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in Section 5(a), such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

     8. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     9. Attorneys' Fees. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

     10.  Successors.

          (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

     11.  Miscellaneous.

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:     George E. Wardeberg
                                    (Home address)

               With a Copy to:      Foley & Lardner
                                     Attn: Joseph B. Tyson, Jr.
                                     777 East Wisconsin Avenue
                                     Milwaukee WI 53202
                                     Fax No.: (414) 297-4900

            If to the Company:     Wisconsin Energy Corporation
                                     Attn: Calvin H. Baker,
                                     Treasurer
                                     P.O. Box 2949
                                     231 West Michigan Street
                                     Milwaukee, WI   53201
                                     Fax No.: (414) 221-5068

               With a Copy to:     Quarles & Brady LLP
                                     Attn: Patrick M. Ryan
                                     411 East Wisconsin Avenue
                                     Milwaukee, WI   53202
                                     Fax No.: (414) 271-3552

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 11.
Notices and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

          (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert, any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of
     Section 4 of this Agreement ) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

          (g) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

          (h)    This  Agreement  may  be  executed  in   several
     counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                   EXECUTIVE


                                   /s/ George E. Wardeberg
                                   ---------------------------------
                                   George E. Wardeberg

                                   WISCONSIN ENERGY CORPORATION


                                   By:/s/ Richard A. Abdoo
                                   ---------------------------------
                                   Richard A. Abdoo
                                   Chairman of the Board,
                                   President and Chief Executive
                                   Officer